UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

AVROBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38537	81-0710585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square

Building 300, Suite 201

Cambridge, MA 02139

(Address of principal executive offices, including zip code)

(617) 914-8420

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVRO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 4, 2022, the Compensation Committee (the “Committee”) of AVROBIO, Inc. (the “Company”) approved changes to the Company’s organization as well as a broader operational cost reduction plan in connection with its previously announced reprioritization of pipeline programs. As part of this plan, the Committee approved a reduction in the Company’s workforce by approximately 23% across different areas and functions in the Company (the “Workforce Reduction”). The Workforce Reduction is expected to be substantially complete in the first quarter of 2022.

Affected employees will be offered separation benefits, including severance payments. The Company estimates that the severance and termination-related costs will total approximately $2.5 million in the aggregate and expects to record these charges in the first quarter of 2022. The Company expects that payments of these costs will substantially be made through the end of the first quarter of 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 4, 2022, the Committee approved one-time cash retention payments (“Retention Payments”) to all employees remaining with the Company following the Workforce Reduction, including the Company’s executive officers. Pursuant to the terms of the Retention Payments, each eligible employee will receive a cash retention payment, payable in two equal installments in June 2022 and December 2022, provided that such eligible employee has not resigned from the Company or provided notice of intention to resign, and the Company has not terminated such employee’s employment for cause or provided notice of intent to terminate such employee’s employment for cause. The Company’s named executive officers are eligible to receive Retention Payments in the amounts as follows, in each case on the terms and conditions described in the foregoing sentence: Geoff MacKay, the Company’s President and Chief Executive Officer, $431,000; Erik Ostrowski, the Company’s Chief Financial Officer, $299,000; and Steven Avruch, the Company’s Chief Legal Officer, $231,000.

Each of the Company’s executive officers are expected to enter into an Executive Retention Payment Agreement, the form of which the Company plans to file as an exhibit to its next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVROBIO, INC.

Date: January 7, 2022	By:	/s/ Geoff MacKay
Geoff MacKay
President and Chief Executive Officer